UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2025

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Park Street,

Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Brag House Holdings, Inc., (“Brag House”) a pioneering media-tech platform at the intersection of gaming, college sports, and brand engagement, is diligently working on its Form 10-K for the fiscal year-ended December 31, 2024 following the successful completion of its initial public offering in March 2025. Brag House is excited to have entered the public markets and takes its SEC reporting obligations seriously. In addition to our commitment to legal compliance and good corporate governance, we continue to focus on our upcoming revenue-generating tournaments and broader business momentum.

Despite our best efforts, we will not be filing the Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) today as originally planned. Given the recency of our initial public offering, we continue to need additional time to complete certain disclosures and analyses to be included in the 2024 Form 10-K. We are working expeditiously to file the 2024 Form 10-K as soon as reasonably practicable.

As a result of the failure to file the 2024 Form 10-K within the fifteen-day grace period provided by Rule 12b-25 of the Securities Exchange Act of 1934, we anticipate that we will receive a corresponding notice of non-compliance from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). We anticipate that the notice from Nasdaq will have a grace period within which to file the Form 10-K and regain compliance with the Nasdaq Listing Rules and that we will file the Form 10-K within the Nasdaq grace period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2025	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer

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